UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2005

EXIDE TECHNOLOGIES

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	1-11263 (Commission File Number)	23-0552730 (IRS Employer Identification No.)

Crossroads Corporate Center
3150 Brunswick Pike
Suite 230
Lawrenceville, New Jersey 08648
(Address of Principal Executive Offices, including Zip Code)

(609) 512-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 RETENTION LETTER

Item 1.01 Entry Into a Material Definitive Agreement

     On February 14, 2005, the Company and Ian J. Harvie, Vice President, Corporate Controller entered into an agreement. Pursuant to the terms of the agreement, the Company will provide the following payments to Mr. Harvie in lieu of the severance arrangement reported via a report on Form 8-K on September 20, 2004. Mr. Harvie will receive payments of $75,000 on March 31, 2005 and June 30, 2005, and will receive a $150,000 payment on August 31, 2005. Thereafter Mr. Harvie will receive twelve months severance which would terminate or be reduced to the extent Mr. Harvie obtains compensation from new employment during such twelve month period. If Mr. Harvie leaves the Company prior to August 31, 2005, he is required to repay the March 31 and June 30 payments, if made, and will receive no further payments. If another individual is appointed Corporate Controller, Mr. Harvie will be relieved of the obligation to repay the March 31 and June 30 payments, if made.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Retention Letter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005

EXIDE TECHNOLOGIES
By:	/s/ J. Timothy Gargaro
J. Timothy Gargaro
Executive Vice President and Chief Financial Officer